EXHIBIT 1


                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D, dated May 17, 2002 (the "Schedule 13D"), with respect to the common stock, par value $0.01 per share, of Trizec Properties, Inc. is, and any amendment executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and further agree that this agreement shall be included as an exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 16th day of May, 2002.

                                     PETER MUNK


                                        /s/ Peter Munk
                                    ----------------------------------------


                                    P.M. CAPITAL INC.


                                    By:      /s/ Peter Munk
                                    -----------------------------------------
                                    Name:    Peter Munk
                                    Title:   President



                                    TRIZEC CANADA INC.


                                    By:    /s/ Peter Munk
                                    -----------------------------------------
                                    Name:    Peter Munk
                                    Title:   President and Chairman



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